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                           ADOBE SYSTEMS INCORPORATED

                                  EXHIBIT 10.35

           FORM OF EXECUTIVE SEVERANCE AND CHANGE OF CONTROL AGREEMENT



                                               [date]



[Officer Name]
[Address]

     RE:  SEVERANCE AND CHANGE OF CONTROL AGREEMENT

Dear _____________________:

     Adobe Systems Incorporated (the "Company") has determined that it will make available to you and certain of the Company's other officers special severance payments and benefits in the event that your employment terminates under certain conditions. The Company is pleased to offer these severance arrangements to you on the terms set out in this Severance and Change of Control Agreement (the "Agreement").

     1. DEFINITIONS: As used in this Agreement, the following terms are defined as set forth in this paragraph.

          (a) "BASE SALARY" means an amount equal to the greater of your annual base salary (excluding any bonus or incentive payments) on (i) the effective date of a Change of Control or (ii) the date your employment terminates.

          (b)  "BOARD" means the Company's Board of Directors.

          (c) "CHANGE OF CONTROL" AND "OWNERSHIP CHANGE". An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

               (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company;

               (ii) a merger or consolidation in which the Company is a party;

               (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations); or

               (iv)   a liquidation or  dissolution of the Company.


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A "Change of Control" shall mean an Ownership Change in which the shareholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction or in which the Company is not the surviving corporation. In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be, shall assume the Company's rights and obligations under this Agreement.

          (d)  "CHANGE IN DUTIES" means:

               (i) a significant reduction in the nature or scope of your authority or the duties that you perform;

               (ii)   a reduction in your annual base salary;

               (iii) a significant diminution in your employee benefits, perquisites or incentive bonus opportunity (other than changes made as part of a program or plan modification that applies to you and your peers);

               (iv) a change of more than 50 miles in your principal place of employment (not including business travel or temporary assignments); or

               (v) a determination by the Board that you are unable to exercise your authority or perform your duties as a result of a Change of Control.

          (e) "COMPANY" means Adobe Systems Incorporated and any of its legal successors.

          (f) "COVERED PERIOD" means the one-year period following the effective date of a Change of Control.

          (g) "FOR CAUSE": you are terminated for cause if you are terminated for any of the following reasons:

               (i) theft, dishonesty, or falsification of any employment or Company records;

               (ii) improper disclosure of the Company's confidential or proprietary information;

               (iii) any action by you which has a material detrimental effect on the Company's reputation or business;

               (iv) your failure or inability to perform any reasonable assigned duties after written notice of, and a reasonable opportunity to cure, such failure or inability; or

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               (v)    your conviction of any criminal act which impairs your
ability to perform your duties for the Company.

          (h) "SEVERANCE" means an amount equal to your annual Base Salary plus your annual Target Incentive.

          (i) "TARGET INCENTIVE" means an amount equal to your Base Salary times your target incentive opportunity percentage under the Company's MBO Bonus and Profit Sharing Plans (or their successor plans, if any, then in effect).

     2. AT WILL EMPLOYMENT: Notwithstanding any prior agreement or representation to the contrary, we agree that your employment with the Company is for no specified term, and may be terminated by you or the Company at any time, with or without cause. Upon the termination of your employment, neither you nor the Company shall have any further obligation or liability to the other, except as set forth in this Agreement.

     3.   TERMINATION WITHOUT SEVERANCE BENEFITS:   If at any time (i) you
voluntarily resign or retire from your employment with the Company, (ii) your employment terminates as a result of your death or disability, or (iii) your employment is terminated by the Company For Cause, you shall receive no compensation or benefits from the Company other than those actually earned through the date of your termination. In particular, you shall not be entitled to any bonus or incentive payments unless such payments became earned and payable prior to the date of your termination. You agree that if you resign or retire from your employment with the Company for any reason, you shall provide the Company with [two] months' written notice of your termination. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation or retirement at an earlier date.

     4. TERMINATION WITH SEVERANCE BENEFITS: In the event your employment is terminated by the Company for the reasons set forth below, you shall receive the following severance benefits.

          (a) TERMINATION WITHIN COVERED PERIOD: If your employment is terminated by the Company within a Covered Period for any reason other than those described in paragraph 3, you will receive:

               (i) the Severance, which amount shall be paid in a lump sum on or before the 15th calendar day following the date of your termination; and

               (ii) to the extent permitted by law and the Company's insurance carriers, continued medical, dental, vision and life insurance coverage for you and your dependents (to the extent that those dependents were covered by such insurance immediately prior to your termination) under the Company's applicable insurance plans until the earlier of one year after the date of your termination or the date on which you first became eligible to obtain comparable insurance coverage from a subsequent employer [(the "Coverage Period")]. Such continued coverage shall be subject to your payment of any portion of the premiums for that coverage that is normally paid by the Company's employees, and the Company may deduct your premium contributions, if any,

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from the payments described in subsection (i).  In the event that the Company or its successor is unable to provide you with this continued insurance coverage, it shall reimburse you for the COBRA premiums that you incur to obtain continued medical, dental and/or vision insurance coverage during the Coverage Period.

          (b) INVOLUNTARY RESIGNATION WITHIN COVERED PERIOD: If you are subject to a Change in Duties during a Covered Period, and you then resign from your employment with the Company during that Covered Period, you shall receive the severance benefits described in subsections 4(a)(i) and (ii) above.

          (c) TERMINATION OUTSIDE COVERED PERIOD: If your employment is terminated by the Company at any time other than during a Covered Period AND it is terminated for a reason other than those described in paragraph 3, you shall receive the severance benefits described in subsections 4(a)(i) and (ii) above.

     5. SEVERANCE REDUCTION: In the event that the provision to you of any of the severance payments or benefits described in this Agreement will be deemed to be "excess parachute payments" under Internal Revenue Code section 280(G), the Company may reduce or eliminate such payments or benefits to the extent necessary to avoid all taxes and penalties under that section, and you shall not be entitled to receive any additional or different compensation or benefits as a result of such reduction or elimination.

     6.   EXCLUSIVE REMEDY:   We agree that the severance payments and benefits
described in this Agreement shall be your sole and exclusive remedy in the event that the Company terminates your employment.

     7. CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENTS: In the event that your employment with the Company terminates for any reason, you agree that you shall continue to be bound by and comply with the terms and conditions of any confidentiality or assignment of inventions agreements between you and the Company.

     8. TERM: This Agreement shall become effective on the date it is signed by you below, and it shall remain effective for a period of two years following that date. Unless you or the Company provides the other with written notice of your desire not to renew this agreement at least 60 days prior to the end of its term, it shall automatically renew for successive one year terms thereafter, subject to the right of both parties prior to the end of each term to give notice of non-renewal as described in this sentence.

     9. DISPUTE RESOLUTION: In the event of any dispute or claim relating to or arising out of this Agreement, your employment relationship with the Company, or the termination of that relationship (including, but not limited to, any claims of wrongful termination or age, sex, race, disability or other discrimination), we agree that all such disputes or claims shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. In view of that agreement, we knowingly waive our rights to have such disputes tried by a judge or jury. Provided, however, that this arbitration provision shall not apply to any

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disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of the Company's property or proprietary information.

     10.  ATTORNEYS' FEES:   The prevailing party shall be entitled to recover
from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

     11.  INTERPRETATION AND SEVERABILITY:   This Agreement shall be interpreted
in accordance with and governed by the laws of the State of California. The invalidity or unenforceability of any provision(s) of this Agreement shall not affect the validity or enforceability of any other provision(s) of this Agreement, which shall remain in full force and effect.

     12. SUCCESSORS: This Agreement shall be binding upon any legal successor to the Company in the same manner and to the same extent that it is binding upon the Company.

     13.  ENTIRE AGREEMENT:   This Agreement, along with any stock option or
performance or restricted stock plan or agreements between you and the Company, constitute the entire agreement between you and the Company regarding the termination of your employment with the Company, and they supersede all prior negotiations, representations or agreements between you and the Company regarding that subject, whether written or oral.

     14.  MODIFICATION:   This Agreement may only be modified or amended by a
supplemental written agreement signed by you and an authorized member of the Board.

Thank you for your ongoing service to Adobe Systems Incorporated. Please sign and date this letter on the spaces provided below to acknowledge your acceptance of this Agreement.

                              Sincerely,

                              ADOBE SYSTEMS INCORPORATED


                         By:______________________________________
                              Charles M Geschke
                              President
I agree to and accept the terms and conditions of this Severance and Change of Control Agreement.

     Date: _______________________, 1995

                           _______________________________________
                              [Employee Signature]